PROMISSORY NOTE

Tucker, Georgia, December 29, 2016

FOR VALUE RECEIVED, **I** promise to pay to the order of **WILLIAM C. GOTTSCHALK**, the principal sum of **ONE HUNDRED TWENTY-SIX THOUSAND SEVEN HUNDRED FIFTY AND 00/100 DOLLARS ($126,750.00)**, with interest from date at the rate of **six and 75/100 (6.75%)** per centum per annum on said principal sum, or on so much thereof as may from time to time remain unpaid (interest payable monthly); said principal and interest being payable in lawful money of the United States,

> **in 179 equal monthly installment payments of $1,121.62 per month, beginning on February 1, 2017, and continuing on each and every month thereafter, followed by a 180th and final installment payment, in the amount of $1,122.57, being due and payable on January 1, 2032, unless sooner paid.**

Any payment made **ten (10)** days past the due date shall incur a late payment penalty, per delinquent installment, of **ten percent (10.00%) of the payment due**.

Principal and interest are payable at **2708 Pathview Drive, Dacula, Georgia 30019**, or at such other place as the holder hereof may designate in writing.

Should any installment not be paid when due, or should the maker or makers hereof fail to comply with any of the terms or requirements of a security deed of even date herewith, conveying title to real property located in **DeKalb County** as security for this indebtedness, the entire unpaid principal sum evidenced by this Note, with all accrued interest, shall, at the option of the holder, and without notice to the undersigned, become due and may be collected forthwith, time being of the essence of this contract. It is further agreed that failure of the holder to exercise this right of accelerating the maturity of the debt, or indulgence granted from time to time, shall in no event be considered as a waiver of such right of acceleration or estop the holder from exercising such right.

In case this Note is collected by law, as through an attorney at law, all costs of collection, including fifteen per centum (15%) of the principal and interest as attorney's fees, shall be paid by the maker hereof.

And I, whether maker, endorser, guarantor, or surety, hereby waive and renounce for myself and family, any and all exemption rights either of us, or the family of either of us, may have under or by virtue of the Constitution or laws of Georgia, or any other state, or the United States, as against this debt or any renewal thereof; and each further waives demand and presentment for payment, notice of dishonor, notice of non-payment, notice of protest, and protest; and all other notices or demands in connection with the delivery, acceptance, performance, or default of any payments required to be paid under this Note.

In case of default in the payment of any one of the aforesaid installments, and in case the holder of this Note should elect, on account of such default, to declare the unpaid balance of the principal sum due and payable, said principal sum, or so much thereof as may remain unpaid at the time of such default, shall bear interest at the rate of **ten and 00/100 per centum (10.00%)** per annum from the date of such default.

This contract is to be construed in all respects and enforced according to the laws of the State of Georgia.

PREPAYMENT PRIVILEGE: **THIS NOTE MAY BE PREPAID, IN WHOLE OR IN PART, AT ANY TIME, WITHOUT PENALTY.**

WITNESS **my** hand and seal

RANDOLPH ACQUISITIONS, INC.

By:______________________________(SEAL)
Richard J. Randolph, III, CEO